PRICING SUPPLEMENT NO. 32                                         Rule 424(b)(3)
DATED: March 4, 1998                                          File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
            WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:               Floating Rate Notes        Book Entry Notes
$5,000,000                      [x]                        [x]

Original Issue Date:            Fixed Rate Notes           Certificated Notes
March 9, 1998                   [_]                        [_]


Maturity Date:
March 9, 2001

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:



                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)

N/A                      N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                     Maximum Interest Rate: N/A

[_]     Commercial Paper Rate            Minimum Interest Rate: N/A

[_]     Federal Funds Rate               Interest Reset Date(s): *

[_]     Treasury Rate                    Interest Reset Period: Monthly

[_]     LIBOR Reuters                    Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                       Interest Payment Period: Monthly


[_]     CMT Rate


Initial Interest Rate: ***


 Index Maturity:  One Month

 Spread (plus or minus): +0.20%
-------------------------------------






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*     The 9th of each month.

**    The 9th of each month.

*** The one-month LIBOR rate on March 5, 1998 plus 20 basis points.



The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.






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